                                                                     Exhibit 4.2


   NUMBER
DR-

               [DEVELOPERS DIVERSIFIED REALTY CORPORATION LOGO]

                                                                                    RECEIPT FOR DEPOSITARY SHARES,
                                                                                        EACH REPRESENTING 1/10
                                    [GRAPHIC]                                           OF A SHARE OF CLASS C
                                                                                        CUMULATIVE REDEEMABLE
                                                                                           PREFERRED SHARES


                                                                                   THIS CERTIFICATE IS TRANSFERABLE IN
                                                                                      CLEVELAND, OH OR NEW YORK, NY


          INCORPORATED UNDER THE LAWS                                                       CUSIP  251591 60 8
            OF THE STATE OF OHIO                                                SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

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                   DEVELOPERS DIVERSIFIED REALTY CORPORATION

National City Bank, as Depositary (the "Depositary"), hereby certifies that





is the registered owner of                                  DEPOSITARY SHARES

("Depositary Shares"), each Depositary Share representing 1/10 of one share of 8 3/8% Class C Cumulative Redeemable Preferred Shares, without par value ("the
Shares"), of Developers Diversified Realty Corporation, a corporation duly organized and existing under the laws of the State of Ohio ("the Corporation"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of July 7, 1998 (the "Deposit
Agreement"), among the Company, the Depositary and the holders from time to ime of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit
Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.


Dated:


Countersigned:          NATIONAL CITY BANK
                        (CLEVELAND, OHIO)
                                               DEPOSITARY /s/ Scott A. Wolstein
By                    By                                               President

                                                         /s/ Joan U. Allgood
                                      Authorized Signatory             Secretary


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        The Depositary Shares evidenced by this Depositary Receipt are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal
Revenue Code of 1986, as amended. Subject the provisions of the Corporation's
Amended and Restated Articles of Incorporation, as amended, no Person may
Beneficially Own or Constructively Own Depositary Shares representing shares of any series of any class of Preferred Shares in excess of 9.8% of the outstanding
Preferred Shares of such series. Any Person who attempts to Beneficially Own or
Constructively Own Depositary Shares representing shares of any series of any class of Preferred Shares in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Articles of Incorporation, as
amended, a copy of which will be sent without charge to each shareholder who so requests. If the restrictions on ownership are violated, the Preferred Shares represented by the Depositary Shares evidenced by this Depositary Receipt will be subject to repurchase by the Corporation on the terms and conditions set forth in the Corporations's Amended and Restated Articles of Incorporation, as
amended.


                  DEVELOPERS DIVERSIFIED REALTY CORPORATION

        DEVELOPERS DIVERSIFIED REALTY CORPORATION WILL FURNISH WITHOUT CHARGE
TO EACH REGISTERED HOLDER OF RECEIPTS WHO SO REQUESTS A COPY OF THE DEPOSIT
AGREEMENT AND A COPY OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS
AMENDED, WITH RESPECT TO THE 8 3/8% CLASS C CUMULATIVE REDEEMABLE PREFERRED
SHARES OF DEVELOPERS DIVERSIFIED REALTY CORPORATION. ANY SUCH REQUEST IS TO BE
ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

                                -------------

        The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common          UNIF GIFT MIN ACT      Custodian
TEN ENT - as tenants by the entireties                   ------         -------
JT TEN  - as joint tenants with right                    (Cust)         (Minor)
          of survivorship and not as            under Uniform Gifts to Minors
          tenants in common                     Act
                                                    ------------------
                                                         (State)

      Additional abbreviations may be used though not in the above list


                                  ASSIGNMENT


        For value received, __________________________hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
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                                                               Depositary Shares
---------------------------------------------------------------
represented by the within Receipt, and do hereby irrevocably constitute and appoint
                                                                      Attorney
----------------------------------------------------------------------
to transfer the said Depositary Shares on the books of the within named
Depositary with full power of substitution in the premises.

Dated
     ------------------              ----------------------------------------
                                     NOTICE: the signature to the assignment
                                     must correspond with the name as written
                                     upon the face of this Receipt in every
                                     particular, without alteration or
                                     enlargement or any change whatever.